UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CELGENE CORPORATION

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CELGENE CORPORATION

86 Morris Avenue

Summit, New Jersey 07901

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2017

The following information supplements and amends the proxy statement (the “Proxy Statement”) of Celgene Corporation (“Celgene,” “we,” “us” or “our”) provided to stockholders of Celgene in connection with the solicitation of proxies by the Board of Directors of Celgene (the “Board”) for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, June 14, 2017, at 1:00 p.m. Eastern Time at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2017. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to them in the Proxy Statement

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal Three – Amendment and Restatement of Celgene’s 2008 Stock Incentive Plan

As described in the Proxy Statement, we are asking stockholders to approve amendments to the 2008 Stock Incentive Plan. The Restated Plan is intended to enable us to offer stock based incentives and other equity interests and to create a means to raise the level of stock ownership by employees and directors in order to attract, retain and reward those employees and directors and strengthen the mutuality of interests between those individuals and our stockholders.

The information in this Supplement provides additional detail regarding the classes of eligible participants and their basis of participation in the Restated Plan as well as the approximate number of eligible participants in the Restated Plan.

•	Classes of Eligible Participants and Basis of Participation. As described in Proposal Three, all management and other employees of Celgene and its affiliates and all non-employee directors of Celgene are eligible to receive awards under the Restated Plan, which is appended to the Proxy Statement as Exhibit B.

All awards under the Restated Plan are discretionary. Although all management and other employees of the Company and its affiliates are “eligible employees” within the meaning of the Restated Plan, the Management Compensation and Development Committee, which administers the Restated Plan, also administers the selection of eligible employees to whom the discretionary awards are granted under the Restated Plan.

An individual is a non-employee director within the meaning of the Restated Plan, and therefore eligible to receive awards under the Restated Plan, if he or she (i) serves as member of the Board of Directors of Celgene and (ii) is not an employee of Celgene or any of its affiliates. The grant of awards under the Restated Plan to non-employee directors is also within the discretion of the Management Compensation and Development Committee.

•	Approximate number of eligible participants. The number of eligible employees is approximately 7,250, slightly more than the number of employees (7,132) disclosed in our Annual Report on Form 10-K (filed with the SEC on February 10, 2017), which comprises part of the Annual Report to Stockholders that accompanies the Proxy Statement. Our Board consists of twelve directors, nine of whom are non-employee directors within the meaning of the Restated Plan and therefore eligible to receive awards as such.